Exhibit 23 (a)

                         CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the reference to our firm under the captions "Independent Auditors" and "Selected Financial Data" and to the use in Post Effective Amendment No. 17 to Form S-1, Registration Statement (No. 33-38066) of SBM Certificate Company of our report dated February 28, 2002, except for notes B, F, H, J, L, M, and O as to which the date is October 4, 2002, relating to the balance sheets of SBM Certificate Company and Subsidiary as of December 31, 2001 and 2000 and the related statements of operations and comprehensive income
(loss), shareholder's equity, and cash flows for the years then ended. We also consent to the use of our report on the financial statement schedules as of December 31, 2001 and for the year then ended dated February 28, 2002, except for financial statement schedules S-06 and S-07 as to which the date is October 4, 2002, and to the references to our firm contained elsewhere therein.


/s/ Reznick Fedder & Silverman

Bethesda, Maryland
December 12, 2002